EXHIBIT 99.4

FORM OF PROXY CARD - SNB BANCSHARES, INC.

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE

REVOCABLE PROXY
SNB BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS		PROPOSAL I:	For	Against	Abstain
		Approve the acquisition of Bank of Gray through its merger with Security Interim Bank	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Richard W. White, Jr., Ben G. Porter and Edward M. Beckham, II, and each of them with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of SNB BANCSHARES, INC. (“SNB”) common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SNB, to be held at the Museum of Arts & Sciences, 4182 Forsyth Road, Macon, Georgia at 6:00 p.m. on Thursday, May 29, 2003, and at any adjournment thereof.

PROPOSAL II: ELECT FOUR (4) DIRECTORS
		NOMINEES:	For All	With- hold All	For All Except
		Robert C. Ham Robert T. Mullis H. Cullen Talton, Jr. Joe E. Timberlake, III	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		PROPOSAL III:	For	Against	Abstain
		Approve the change of the Company’s name to Security Bank Corporation.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Meeting or any adjournments. This Proxy may be revoked at any time prior to voting hereof.

Please be sure to sign and date this Proxy in the box below	Date

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be vote in favor of the Proposals listed on this Proxy

Stockholder sign above                              Co-holder (if any) sign above

^Detach above card, sign, date and mail in postage paid envelope provided.^

SNB BANCSHARES, INC.

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.

HAS YOUR ADDRESS CHANGED?

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